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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

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[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))


[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CSB Bancorp, Inc.
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               (Name of Registrant as Specified In Its Charter)

         The Committee of Concerned CSB Shareholders for a Better Bank
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:





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                 Concerned CSB Shareholders For a Better Bank

An Open Invitation To The Shareholders
 Of CSB Bancorp, Millersburg, Ohio

Dear Fellow Shareholders:

As you probably know, The Committee of Concerned CSB Shareholders has nominated Jeffery A. Robb, Sr. for election to the Board of Directors of CSB Bancorp, Inc. at the annual meeting of shareholders, which is scheduled for Wednesday, July 25, 2001. We have sent our proxy materials, along with our blue proxy card, to all CSB shareholders and I urge you to review these materials carefully.

We will be holding a meeting on Wednesday, July 18, 2001 in the conference room at Millersburg Medical Center, 1261 Wooster Road, Millersburg, Ohio, beginning at 7:00 p.m. Please join us to meet Mr. Robb, hear about his plans for the bank and share your thoughts as to how we can make our bank better. Our attorney, Christopher J. Hubbert, will be available to answer any questions you may have about voting at the annual meeting. We will also have available copies of our proxy statement and card if you have not yet received yours.

We believe that CSB's Board and management have failed to implement a business plan and strategy to keep the bank financially sound. We are convinced that CSB's shareholders have stood by long enough while the Board's management of the bank has failed to halt a steady decline in shareholder value. We nominated Mr. Robb for election to the Board because we trust that he will represent you, the shareholders of CSB, and that he has the knowledge and expertise needed to help guide the bank through this crisis. We believe that Mr. Robb's election will provide management with the fresh perspective necessary to increase profitability and maximize shareholder value, and we urge you to vote to support Mr. Robb and help bring a change of direction to your bank.

Your vote is important. No matter how many or how few shares of CSB you own, please vote for Mr. Robb by signing, dating and returning our blue proxy card today. Do not return the green proxy card sent to you by CSB's Board of Directors. Even if you mark "withhold" on the Board's green proxy card as a protest against the incumbent Board, your vote will not count for Mr. Robb. You can only vote for Mr. Robb on the blue proxy card.

If your shares are held for you by a bank or brokerage firm, your broker cannot vote your shares unless he or she receives your specific instructions. Please call your bank or broker and instruct your representative to vote for Mr. Robb on the blue proxy card.

If you have already returned a Board of Directors' proxy card before receiving our proxy statement, you have every right to change your vote by signing and returning our blue proxy card. Only your latest dated properly executed proxy will count at the annual meeting. Make certain that your most recent proxy is our blue proxy.

For your proxy to count for Mr. Robb, we must receive it before the annual meeting on July 25. You can mail your signed and dated proxy card to us at P.O. Box 170, Millersburg, Ohio 44654, fax it to us at 330-674-4914, or deliver it directly to any of our committee members: Richard G. Elliott, Ted W. DeHass, Don
E. Sprankle, Jeffery A. Robb, Sr., Gloria J. Miller, Darwin L. Snyder or Victor
R. Snyder. Of course, you may also attend the annual meeting and vote for Mr. Robb in person.

If you have any questions about how to vote your shares or change your vote, please contact us toll-free at 800-276-8169. The annual meeting is July 25 -- don't delay! Please vote the blue proxy card today for a better bank!

Respectfully Submitted,



/s/ Richard G. Elliott
RICHARD G. ELLIOTT                                                 July 12, 2001
Chairman of The Committee of Concerned
CSB Shareholders for a Better Bank